SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2004

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)		77002 (Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On March 9, 2004, Waste Management, Inc. (the “Company”) filed a prospectus supplement pursuant to Rule 424 of the Securities Act of 1933, as amended, to its registration statement on Form S-3 (No. 333-97697) (the “Registration Statement”), to register the issuance of shares of its common stock, par value $0.01 per share (the “Common Stock”), upon exercise of outstanding warrants of the Company.

     The Company is filing legal opinions issued in connection with these issuances of its shares of Common Stock as exhibit 5.1 hereof, to be incorporated by reference into the Registration Statement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

	5.1	Opinion of John S. Tsai.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: March 9, 2004	By:	/s/ Rick L Wittenbraker Rick L Wittenbraker Senior Vice President, General Counsel and Assistant Secretary

Exhibit Index

5.1	Opinion of John S. Tsai.